Ex-99.(p)(2)

Exhibit (p)(2)

                                 CODE OF ETHICS

                  The Travelers Growth and Income Stock Account
                       The Travelers Quality Bond Account
                       The Travelers Money Market Account
                    Tactical Growth and Income Stock Account
                        Tactical Short-Term Bond Account
                        Tactical Aggressive Stock Account

                            Capital Appreciation Fund
                              High Yield Bond Trust
                              Managed Assets Trust
                             Money Market Portfolio
                           The Travelers Series Trust


STATEMENT OF PRINCIPLES

The following principles are intended to guide in the applicability of this Code of Ethics (the "Code"):

         1. In matters relating to an investment company, persons covered by this Code shall at all times place the interests of the contractholder first;

         2. All securities transactions effected for the benefit of a person covered by this Code and shall be conducted in such a manner as to avoid any actual or potential conflict of interest or abuse of an individual's position of trust and responsibility;

         3. Any person associated with an investment company shall not take inappropriate advantage of their position with respect to such investment company; and

         4. Any person covered by this Code shall comply with all applicable federal securities laws.

I.       APPLICABILITY

         This Code of Ethics establishes rules of conduct for certain "Access Persons" (as defined herein) of the above-named registered investment companies (either an open-end mutual fund or a managed separate account) and each investment portfolio, if any, comprising such investment company (each, a "Fund"). This code is intended to cover persons who are Access Persons under Rule 17j-1 under the 1940 Act by virtue of a position with a Fund or Travelers Distribution LLC, the Funds' principal underwriter (the Funds and TDLLC herein referred to collectively as the "Covered Companies"), and is not intended to cover any person who is an Access Person of a Fund by virtue of a position with any investment adviser or subadviser to a Fund, including Travelers Asset Management International Company LLC ("TAMIC") or The Travelers Investment Management Company ("TIMCO"), provided they are subject to the code of ethics of such investment adviser or subadviser meeting the requirements of Rule 17j-1 and Rule 204A-1 under the Investment Advisers Act of 1940. For purposes of this
Code:

         (A) "Access Person" of a Fund means (1) any director1, officer, general partner or "Advisory Person" of a Fund, and (2) any director, officer or general partner of TDLLC who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund for which TDLLC acts as principal underwriter, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities; and

         (B) "Advisory Person" means (1) any director, officer or employee of a Fund (or of any company in a control relationship to a Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales,
         (2) any natural person in a control relationship to a Fund who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund.

         For purposes of this Section I, a person shall not be deemed to be an Access Person simply by virtue of: (1) normally assisting in the preparation of public reports, but not receiving information about current recommendations or trading; or (2) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

II.      PROHIBITIONS

         The term "Covered Security" shall include all instruments within the definition of "security" in Section 2(a)(36) of the 1940 Act, except (i) direct obligations of the Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements, (iii) shares of open-end U.S.-registered investment companies other than "Covered Investment Companies," and (iv) shares of unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Covered Investment Companies. Covered Investment Companies are those for which TAMIC or TIMCO acts as "investment adviser" as defined in Section 2(a)(20) of the 1940 Act and those for which a person controlling, controlled by, or under common control with TAMIC or TIMCO acts as investment adviser or principal underwriter. A Covered Security also includes writing any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

         (A) No Access Person shall purchase or sell, directly or indirectly, any Covered Security without first obtaining approval for such purchase or sale from a supervisory person designated by the Funds, TAMIC, TIMCO or TDLLC, whichever is most appropriate under the circumstances (the "Designated Supervisory Person"). In order to evidence this pre-approval, the Access Person must complete a form (a copy of which is attached hereto) describing the transaction and submit the form to the Designated Supervisory Person for approval. Included on such form shall be a description of all factors relevant to a conflict of interest analysis and a rationale for approval of the purchase or sale. When approved, a copy of the form will be maintained by the Designated Supervisory Person.


--------
(1) Under the 1940 Act, the term "director" includes a trustee of a business trust and a manager of a managed separate account.

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


         (B) An Access Person may not effect transactions involving securities in which a Fund is effecting transactions, for a period of one business day before or after any such Fund transaction.

         (C) An Advisory Person may not effect transactions involving a Covered Security in which a Fund that he or she manages is effecting transactions, for a period of seven calendar days before and after the date of any such Fund transaction. In the event such a transaction occurs, to the extent any profits are realized, those profits must be disgorged.

         (D) Securities purchased by Access Persons must be for investment purposes rather than for the generation of short-term profits. Consequently, securities purchased must generally be held for at least 60 days. To the extent that any sale of a security before the end of the required 60-day holding period, including a sale that is pre-approved as provided above, results in profits, those profits must be disgorged.

         (E) The purchase or sale of futures, or naked options, or engaging in day trading by Access Persons is prohibited. The use of options to hedge investments is permitted (subject to pre-approval under this Code) as follows:

                  (1) the sale of calls, or purchase of puts, to hedge a long securities position;

                  (2) the purchase of a call to hedge a short securities position; and

                  (3) the purchase of index puts, subject to the two-month holding period described above, to hedge portfolios.

         (F) Short sales by Access Persons, other than "against the box", are prohibited.

         (G) Advisory Persons who have been pre-approved to acquire securities in an "initial public offering" ("IPO") or a "limited offering" (as defined in paragraphs (a)(6) and (a)(8) of Rule 17j-1) must disclose that investment when they play a part in any subsequent consideration of an investment in the issuer by a Fund or other investment advisory account. In such circumstances, the decision to purchase securities of the issuer shall be subject to an independent review by investment personnel with no personal interest in the issuer.

         (H) Directorships by Advisory Persons in any company other than in TAMIC, TIMCO, any affiliated company of TAMIC or TIMCO, any Covered Investment Company, or any non-profit company performing civic or charitable activities is prohibited unless first approved by the Designated Supervisory Person.

         (I) No Advisory Person shall recommend any securities transaction by a Fund without having disclosed to the Designated Supervisory Person at or before the time of such

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

         recommendation his or her interest, if any, in such securities or the issuer thereof, including without limitation:

                  (1) any direct or indirect beneficial ownership of any securities of such issuer;

                  (2) any contemplated transaction by such person in such securities;

                  (3) any position with such issuer or its affiliates;

                  (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest; and

                  (5) any factors about the transaction that are potentially relevant to a conflict of interest analysis.

         (J) No Access Person shall accept any gift of more than DE MINIMIS value from any person or entity that does business with or on behalf of a Fund.

III.     EXEMPT TRANSACTIONS

         Other than the requirement to obtain pre-approval to acquire securities in any IPO or limited offering, the restrictions described in Article II shall not apply to:

         (A) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         (B) Purchases or sales that are non-volitional on the part of the Access Person;

         (C) Purchases or sales that are part of a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan; and

         (D) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

IV.      REPORTING

         (A) Exceptions to Reporting:

               (1) The initial, annual and quarterly report requirements of Sections IV.C and IV.D of this Code shall not apply to any person who is an Access Person with respect to a Fund solely by reason of being a trustee or manager of a Fund, but who is not an "interested person" (within the meaning of section 2(a)(19) of the 1940 Act) (a "non-interested" trustee or manager), provided that a non-interested trustee or manager shall make a quarterly transaction report if the trustee or manager knew or, in the ordinary course of fulfilling his or her official duties as a Fund trustee or manager, should have known that during the 15-day period immediately before or after the trustee's or manager's transaction in the Covered Security, a Fund purchased or sold the Covered Security, or the Fund's investment adviser or subadviser considered purchasing or selling the Covered Security;

               (2) The quarterly report requirement of Section IV.C of this Code shall not apply to an Access Person if all of the information that would be required in such report is contained in broker trade confirmations or account statements received by the Fund, investment adviser, or principal underwriter, as appropriate, within the time period required by Section IV.C;

               (3) The quarterly report requirement of Section IV.C of this Code shall not apply to transactions effected pursuant to a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan; and

               (4) An Access Person shall not be required to make an initial, annual or quarterly report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control.

         (B) In addition to the pre-approval forms required under Section II, except as excluded under Section IV(A) every Access Person must report certain information about each transaction by which the Access Person acquired ANY direct or indirect beneficial ownership of a Covered Security. Any report submitted to comply with the requirements of this
         Section IV may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates. The appropriate Designated Supervisory Person shall review all of the reports furnished under this Section IV to determine whether a violation of this Code or of Rule 17j-1 has occurred.

         (C) An Access Person must submit a quarterly report to the appropriate Designated Supervisory Person no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A quarterly report should contain the following information:

                  (1) The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares, and the principal amount of each Covered Security involved;

                  (2) The nature of the transaction (I.E., purchase, sale or other type of acquisition or disposition);

                  (3) The price of the Covered Security at which the transaction was effected;

                  (4) The name of the broker, dealer, or bank with or through which the transaction was effected; and

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


                  (5) The date that the report is submitted by the Access
         Person.

         (D) All Access Persons must disclose all personal securities holdings within 10 days of commencement of employment (or designation as an Access Person) and annually thereafter.

          (1) An initial holdings report should contain the following information current as of a date no more than 45 days prior to the date when the person became an Access Person:

               (a) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               (b) The name of any broker, dealer, or bank with which the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               (c)  The date that the report is submitted by the Access Person.

         (2) An annual holdings report shall contain the following information, current as of a date no more than 45 days before the report is submitted:

               (a) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               (b) The name of any broker, dealer, or bank with which the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               (c)  The date that the report is submitted by the Access Person.

         (E) Copies of all brokerage account statements and transaction confirmations of Access Persons, other than non-interested trustees or managers, must be sent to and retained by, the appropriate Designated Supervisory Person. Such statements and transaction confirmations will be reviewed by the Designated Supervisory Person to ensure all required pre-approvals were obtained and the accuracy of the information given in the reports required by this Section IV.

         (F) All Access Persons, upon becoming an Access Person, shall certify in writing that they have:

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


               (1) Received a copy of the Code;

               (2) Read and understand the provisions of the Code; and

               (3) Agreed to serve the Funds in accordance with the terms of the Code.

         (G) All Access Persons are required to annually certify in writing that they have:

               (1) Read and understand this Code;

               (2) Complied with the principles of the Code; and

               (3) Disclosed or reported all personal securities transaction which are required by the Code to be disclosed or reported.

V.       SANCTIONS

         Upon discovering that an Access Person has not complied with the requirements of this Code, TDLLC or the Board of Trustees or Managers of the Funds, whichever is most appropriate under the circumstances, may impose on that person whatever sanctions deemed appropriate, including, among other things, censure, suspension or termination of employment.

VI.      REPORTING OF VIOLATIONS

         All Access Persons must promptly report any violations of this Code to the applicable Designated Supervisory Person and the chief compliance officer of the Covered Company for which the Designated Supervisory Person serves as such.

VII.     RECORDKEEPING

         At each Covered Company's principal place of business, the following records must be kept:

         (A) In an easily accessible place, a copy of each code of ethics for the Covered Company that is or, within the past five years, was in effect;

         (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be kept in an easily accessible place for 5 years after the end of the fiscal year in which the violation occurred;

         (C) A copy of each initial, quarterly and annual report made by an Access Person and each annual or other report from management to the Board under Rule 17j-1 and this Code must be kept for 5 years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place;

         (D) In an easily accessible place, a record of all persons who are currently, or within the past five years have been, Access Persons or responsible for reviewing reports made by Access Persons; and

         (E) A record of each pre-approval for the purchase of any Covered Security and, with regard to any IPOs or limited offerings by Access Persons, the rationale for the approval must be kept for 5 years after the end of the fiscal year in which the approval was granted.

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

VIII.    CONFIDENTIALITY

         All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

IX.      OTHER LAWS, RULES AND STATEMENTS OF POLICY

         Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by a Fund, TDLLC, or any of their affiliates.

X.       FURTHER INFORMATION

         If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transaction he or she should consult the Designated Supervisory Person.




Approved and adopted by the Board of Managers/Trustees on January 19, 2005



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


                                   ATTACHMENT

         For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an Access Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by an Access Person for his or her own benefit, whether in bearer form or registered in his or her name or otherwise, but also ownership of securities held for a customer's benefit by custodians, brokers, executors, administrators, or trustees (including trusts in which the customer has only a remainder interest), securities held for his or her account by pledges, his or her proportionate share of securities owned by a partnership in which he or she is a member; and securities owned by any corporation that he or she controls or over which he or she has or shares investment control. Correspondingly, this term would exclude securities held by an Access Person for the benefit of someone else.

         Ordinarily, this term would not include securities held by executors or administrators in estates in which an Access Person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

         Securities held in the name of another should be considered as "beneficially" owned by an Access Person where such person enjoys "benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally, a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances, such relationship ordinarily results in a person obtaining benefits substantially equivalent to ownership, E.G., application of the income derived from such securities to maintain a common home, to meet expenses which the person otherwise would meet from other sources or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

         An Access Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, arrangement, or otherwise, he or she obtains therefrom benefits substantially equivalent of those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an Access Person may in itself indicate that the Access Person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an Access Person will be treated as being beneficially owned by the Access Person.

         An Access Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he or she does not obtain therefrom the aforementioned benefits of ownership, if he or she can vest or revest title in himself or herself at once or at some future time.


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



                        ACCESS PERSON TRADE PRE-APPROVAL


DATE:
         -----------------------------------------------------

NAME:
         -----------------------------------------------------

ACCOUNT NUMBER:
                  -----------------------------------

TRADE:

         BUY:
                  ---------         -----------------------------------
                  Shares            Security Description

         SELL:
                  ---------         -----------------------------------
                  Shares            Security Description


AFFILIATION WITH COMPANY BEING TRANSACTED IN:
(check if applicable)

         Private placement investor
                                    -----------------------------------

         Director
                                    ------------------------------


I certify that I am not aware of any conflict of interest with any Covered Company that would exist as a result of the above trade because:
                                        ----------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-----------------------------------.


                                                     ---------------------------
                                                     Signature


APPROVED:                                               TIME:
          --------------------------------------              ------------------
          Designated Supervisory Person




Approved by the Board of Managers/Trustees on April 28, 2005



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



ACCESS PERSON IPO/LIMITED OFFERING PRE-APPROVAL


DATE:
         -----------------------------------------------------
NAME:
         -----------------------------------------------------
ACCOUNT NUMBER:
                  -----------------------------------

         BUY:
                  ---------         -----------------------------------
                  Shares            Security Description


AFFILIATION WITH COMPANY BEING TRANSACTED IN:
(check if applicable)

         Private placement investor
                                    -----------------------------------
         Director
                                    -----------------------------------
         Other
                                    -----------------------------------


I certify that I am not aware of any conflict of interest with any Covered Company that would exist as a result of the above trade. I also certify that I am aware of, and intend to comply with, my obligation to disclose this investment if at any time in the future I will play a part in any Covered Company's consideration of an investment in the issuer of this private placement.

                                                     ---------------------------
                                                     Signature

          ============================================================

TO BE ANSWERED BY DESIGNATED SUPERVISORY PERSON

Please state rationale for this approval:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


APPROVED:                                                   TIME:
          --------------------------------------                ----------------
          Designated Supervisory Person


Approved and adopted by the Board of Managers/Trustees on April 28, 2005

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